Registration No. 333-215745

As filed with the Securities and Exchange Commission on February 7, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ben Franklin Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	67-1746204
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

830 East Kensington Road
Arlington Heights, Illinois 60004
(Address of Principal Executive Offices)

Ben Franklin Financial, Inc. 2016 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Mr. C. Steven Sjogren	Michael J. Brown, Esq.
Chairman, President and Chief Executive Officer	Luse Gorman, PC
Ben Franklin Financial, Inc.	5335 Wisconsin Ave., N.W., Suite 780
830 East Kensington Road	Washington, DC 20015-2035
Arlington Heights, Illinois 60004	(202) 274-2000
(847) 398-0990
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	(Do not check if a smaller reporting company)
Smaller reporting company [X]	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   [  ]

DEREGISTRATION OF SHARES

Ben Franklin Financial, Inc. (the "Company") is a savings and loan holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record.  The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-215745) ("Registration Statement") to deregister all of the shares of common stock, $0.01 par value, and related stock options therefor, registered under the Registration Statement that remain unissued under the Ben Franklin Financial, Inc. 2016 Equity Incentive Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington Heights, State of Illinois, on February 7, 2018.
BEN FRANKLIN FINANCIAL, INC.
By:	/s/ C. Steven Sjogren
C. Steven Sjogren
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ C. Steven Sjogren	Chairman, President and Chief Executive Officer	February 7, 2018
C. Steven Sjogren	(Principal Executive Officer)

/s/ Glen A. Miller*	Senior Vice President and Chief Financial Officer	February 7, 2018
Glen A. Miller	(Principal Financial and Accounting Officer)

/s/ Robert A. Kotecki*	Director	February 7, 2018
Robert A. Kotecki

/s/ Nicolas J. Raino*	Director	February 7, 2018
Nicolas J. Raino

/s/ James M. Reninger*	Director	February 7, 2018
James M. Reninger

/s/ David R. Stafseth *	Director	February 7, 2018
David R. Stafseth

*	Pursuant to a Power of Attorney dated January 24, 2017, contained on the signature page of the Form S-8 Registration Statement filed on January 26, 2017.